SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549



FORM 8-K




CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)     September 8, 1995
                                                 ____________________________



AMVESTORS FINANCIAL CORPORATION
____________________________________________________________

(Exact name of registrant as specified in its charter)
    Kansas                   0-15330               48-1021516
______________________________________________________________________________

(State or other jurisdiction    (Commission File        (I.R.S. Employer
      of incorporation           Number)             Identification No.



415 Southwest 8th Avenue, Topeka, Kansas                     66603
______________________________________________________________________________

(Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code (913) 232-6945 (Former name or former address, if changed since last report)

Item 5.     OTHER EVENTS

  On September 8, 1995, the registrant signed a merger agreement pursuant to which it will acquire all of the outstanding capital stock of Financial Benefit Group, Inc., (FBG) a Delaware corporation, for $5.31 per share, payable in the registrant's common stock, warrants and cash.

  The merger agreement, which has been approved by the Board of Directors of each company, provides that each share of FBG Class A common stock will be exchanged for shares of the registrant and cash worth $5.00 and a fraction of a warrant valued at $0.31 (as determined by the Black-Scholes model). The cash portion of the consideration should aggregate $10-$15 million, reduced by the cash required to cash out certain FBG options and warrants outstanding. The stock portion of the consideration will equal $5.00 per share minus the cash received per share.If the 20 day average closing price of the registrant's common stock for the period ending three days before closing is above $13.25 or below $10.50, the value of the registrant's stock received by FBG shareholders will increase or decrease and the total consideration will be greater or less than $5.31. In addition, the merger agreement provides that it may be terminated by either FBG or to registrant if the average closing price of the registrant's common stock as so determined is less than $9.50 or greater than $14.50. The transaction has been structured such that the receipt of the stock component of the purchase price is expected to be not currently taxable to the FBG shareholders. Prior to the merger, each share of Class B common stock of FBG shall be converted into 1.35 shares of Class A common stock, as provided in FBG's Certificate of Incorporation. Options and warrants which are not cashed out shall be converted into options for the registrant's common stock.

  FBG is an insurance holding company which owns all of the shares of Financial Benefit Life Insurance Company, a Florida domiciled insurer which specializes in the sale and underwriting of annuity products and is admitted in 41 jurisdictions, which includes 39 states, the District of Columbia and the U.S. Virgin Islands. FBG also owns all of the shares of Annuity International Marketing Corporation and The Insurancemart, Inc. both of which specialize in the distribution and marketing of annuities. Approval of the Commissioner of Insurance of the State of Florida is required prior to consummation of this transaction.

  The merger is subject to the approval of the shareholders of FBG and the registrant and the fulfillment of certain other conditions set forth in the merger agreement. The offering of securities pursuant to the merger agreement will be made under a prospectus. The foregoing summary of terms of the Merger Agreement is qualified in its entirety by reference to the provisions of the merger agreement, a copy of which will be filed as an exhibit to the registration statement/proxy statement on Form S-4 that will be filed in connection with the merger.

Item 7.     FINANCIAL STATEMENTS AND EXHIBITS


               None

SIGNATURES


  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



AMVESTORS FINANCIAL CORPORATION

By:/c/ Ralph W. Laster, Jr.
   _____________________________
Ralph W. Laster, Jr.
Chairman of the Board
Chief Executive Officer
(Principal Executive Officer)
and Chief Financial Officer
(Principal Accounting Officer)



Date:  September 22, 1995
     ___________________________